                                                                   EXHIBIT 10.13


                       CLARK REFINING & MARKETING, INC.


                                AMENDMENT NO. 3
                              TO CREDIT AGREEMENT


     This AMENDMENT NO. 3 (the "Amendment") is dated as of July 24, 1998 and entered into by and among Clark Refining & Marketing, Inc., a Delaware corporation (the "Company"), Bankers Trust Company, a New York Banking corporation, as Administrative Agent and Collateral Agent, The Toronto-Dominion Bank, a Canadian chartered bank, as Syndication Agent, and BankBoston, N.A., a national banking association, as Documentation Agent, and the other financial institutions party hereto (the "Banks"). This Amendment amends the Credit Agreement (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") dated as of September 25, 1997 by and among the parties hereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

     WHEREAS, the parties hereto entered into the Credit Agreement, which provides for a loan facility to the Company;

     WHEREAS, the parties hereto desire to make certain amendments to the Credit Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows;


                                   Article I

                       AMENDMENTS TO THE CREDIT AGREEMENT

          1.01 Amendments to Section 1.01 of the Credit Agreement.

     (a) The following definitions shall be inserted in Section 1.01 of the Credit Agreement:

               "British Petroleum" means, collectively, BP Exploration & Oil Inc., an Ohio corporation, The Standard Oil Company, an Ohio corporation, BP Oil Pipeline Company, a Delaware corporation and BP Chemicals Inc., an Ohio corporation.

               "1998 Floating and Fixed Rate Notes" means the senior Floating and Fixed Rate Notes or loans to be issued under the 1998 Floating and Fixed Rate Note Indentures in an aggregate amount not to exceed $250,000,000 for the purposes described in, and otherwise in accordance with, Section 8.05(j).

               "1998 Floating and Fixed Rate Note Indentures" means each of the indentures and/or credit agreements to be entered into by the Company pursuant to which the 1998 Floating and Fixed Rate Notes are to be issued.

               "Lima Acquisition" means the acquisition by the Company of the Lima, Ohio Oil Refinery, Vine Street Terminal and certain assets and liabilities associated therewith from British Petroleum.

     (b) The definition of "Borrowing Base" shall be amended by deleting clauses (e) and (f) in their entirety and the following clauses (e) and (f) shall be inserted in lieu thereof:

          "(e) 80% of Eligible Petroleum Inventory,

          (f) 80% of Eligible Petroleum Inventory-Not-Received, and".

     (c) The definition of "Cumulative Cash Flow" shall be amended by inserting after the words "Floating and Fixed Rate Notes" in clause (b)(v) thereof the words "or the 1998 Floating and Fixed Rate Notes".

     (d) The definition of "Eligible Petroleum Inventory" shall be amended by deleting the amount "$125,000,000" from clause (a) thereof and inserting the amount "$300,000,000" in lieu thereof.

     (e) Clause (e) of the definition of "Eligible Petroleum Inventory-Not-Received" shall be deleted in its entirety and the following clause (e) shall be inserted in lieu thereof:

               "(e) the Company's obligations to pay the purchase price of such Inventory is supported by (A) a Commercial Letter of Credit Issued under this Agreement which Commercial Letter of Credit requires the original bill of lading (or other original "document of title" (as defined in the UCC)) relating to such Petroleum Inventory to be delivered to the applicable Issuing Bank or its designee in connection with a drawing under such Commercial Letter of Credit, or (B) a Standby Letter of Credit Issued under this Agreement which Standby Letter of Credit provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to the Issuing Bank certifying that delivery of such Petroleum Inventory has been made by the beneficiary (to be paid for by such drawing) to the Company and payment therefor is past due and owing, and (i) such Petroleum Inventory, in the case of subclause
     (B) of this clause (e), is to be delivered to the Company not more than thirty (30) days from the date such Petroleum

     Inventory was shipped to the Company by the seller thereof and, if delivered to a carrier, such carrier is an Eligible Carrier and (ii) for purposes of inclusion of such Petroleum Inventory in the Borrowing Base, such Petroleum Inventory shall be valued at an amount not to exceed the maximum drawing amount of such Letter of Credit supporting the purchase price thereof."

     (f) Clause (j) of the definition of "Eligible Receivables" shall be deleted in its entirety and the following clause (j) shall be inserted in lieu thereof:

               "(j) are due from a customer to the extent that such Accounts due from such customer and its Affiliates do not exceed in the aggregate an amount equal to (i) if such customer is a Person listed on Schedule 1.01(d) (as such schedule may be amended from time to time with the approval of the Administrative Agent), 25% of the aggregate of all Accounts at such time and (ii) otherwise, 10% of the aggregate of all Accounts at such time; provided that notwithstanding clause (i) above, Accounts due from Chevron U.S.A. Inc. and its Affiliates may exceed 25% of the aggregate of all Accounts at such time but shall not, if in excess of 25% of the aggregate Accounts due at such time, have a face amount in the aggregate in excess of $50,000,000 (it being understood that only such portions which exceed the limit set forth above will be excluded from Eligible Receivables) and there shall be no limit on Accounts due from British Petroleum and its Affiliates which may be included as Eligible Receivables so long as, to the extent that the amount of such receivables exceeds $50,000,000, such excess is supported by a letter of credit from a financially sound financial institution, on a dollar-for-dollar basis, for the benefit of the Company (it being understood that only such portion of such excess which is not so supported will be excluded from Eligible Receivables); and provided, further, that notwithstanding anything herein to the contrary, there shall be excluded from Accounts and the aggregate of all Accounts in the above calculations, Accounts generated from the sale of West Texas Intermediate - Cushing and due from certain Account Debtors (as previously disclosed, in writing, to the Agents and as may be changed, from time to time, with the approval of the Administrative Agent) so long as, to the extent that the amount of such receivables from any such Account Debtor exceeds the Company's internal credit policy limit (as previously disclosed, in writing, to the Agents and as may be changed, from time to time, with the approval of the Administrative Agent) in respect of such Account Debtor, such excess is supported by a letter of credit from a financially sound financial institution, on a dollar-for-dollar basis, for the benefit of the Company (it being understood that only such portion of such excess which is not so supported will be excluded from Eligible Receivables)".

     (g) Clause (B) of the last paragraph of the definition of "Eligible Receivables" shall be amended by inserting the parenthetical "(other than, for the three-month period beginning on the closing date of the Lima Acquisition, in respect of amounts due to British Petroleum and its Affiliates)" after the words "in respect thereof,".

     (h) The definition of "Institutional Finance Documents" shall be amended by
(i) deleting the words "9-1/2% Note Indentures" and inserting the words "9-1/2%
Note Indenture" in lieu thereof and (ii) inserting after the words "the Floating and Fixed Rate Note Indentures" therein the words "the 1998 Floating and Fixed Rate Notes, the 1998 Floating and Fixed Rate Note Indentures".

          1.02 Amendment to Section 2.01. Clause (b) of Section 2.01 of the Credit Agreement shall be amended by deleting the amount "$50,000,000" therein and inserting the amount "$150,000,000" in lieu thereof.

          1.03 Amendment to Section 2.06. Clause (a)(i)(x) of Section 2.06 of the Credit Agreement shall be amended by deleting the amount "$50,000,000" therein and inserting the amount "$150,000,000" in lieu thereof.

          1.04 Amendment to Section 2.11. Section 2.11 of the Credit Agreement shall be amended by deleting the text thereof in its entirety and inserting "[Intentionally Omitted]" in lieu thereof.

          1.05 Amendment to Section 6.24. Section 6.24 of the Credit Agreement shall be amended by (a) inserting the words "1998 Floating and Fixed Rate Note Indentures" at the end of the heading thereof; and (b) deleting the words "Indenture or" on the last line thereof and inserting the word "Indentures," in lieu thereof; and (c) inserting before the period at the end thereof the words ", the 1998 Floating and Fixed Rate Note Indentures or the 1998 Floating and Fixed Rate Notes".

          1.06 Amendment to Section 7.02. Section 7.02(e) of the Credit Agreement shall be amended by inserting the words "(each a "Borrowing Base Measurement Date")" after the words "such Sunday or month end" in the first sentence thereof; by inserting the sentence "Notwithstanding the foregoing, the Borrower may deliver a Borrowing Base Certificate at any time, setting forth, on an itemized basis, the Borrowing Base, as of the close of business on any day (an "Interim Borrowing Base Measurement Date") following the Borrowing Base Measurement Date in respect of the most recently delivered Borrowing Base Certificate (it being understood that all items of the Borrowing Base shall be itemized as of such Interim Borrowing Base Measurement Date and such date shall be prior to the date of such Borrowing Base Certificate and the next Borrowing Base Measurement Date) and otherwise in accordance with this Section 7.02(e)" after the first sentence thereof; and by inserting the sentence "Notwithstanding the foregoing, the Company shall, prior to the closing of the Lima Acquisition, deliver a pro forma Borrowing Base Certificate, which certificate shall give effect to the Lima Acquisition on a pro forma basis and such Borrowing Base Certificate shall remain effective until the close of business on the date on which the Borrowing Base Certificate immediately succeeding the next required Borrowing Base Certificate is required to be delivered hereunder" at the end thereof.

          1.07 Amendment to Section 8.01. The following clause (s) shall be inserted after clause (r) of Section 8.01 of the Credit Agreement:

          "(s) Liens on assets (other than assets of the same type as the Collateral) securing Indebtedness acquired in connection with the acquisition of such assets; provided, that such Indebtedness is permitted to be incurred under Section 8.05(k) hereof and provided, further, that such liens existed at the time of such acquisition and were not created in anticipation of such acquisition."


          1.08 Amendment to Section 8.03. The following clause (c) shall be inserted after clause (b) of Section 8.03 of the Credit Agreement:

          "(c) any Restricted Subsidiary may merge with any Person to effectuate an acquisition of such Person; provided, that such acquisition is permitted pursuant to Section 8.04."

          1.09 Amendment to Section 8.04.

     (a) The first sentence of Section 8.04 of the Credit Agreement shall be amended by inserting the words "unless such Restricted Subsidiary becomes a co-borrower or a guarantor hereunder pursuant to an amendment to this Agreement and the other Loan Documents (including if necessary, execution of a guarantee) in form and substance satisfactory to the Administrative Agent to reflect such Restricted Subsidiary becoming a co-borrower or guarantor hereunder (it being understood that upon becoming such an obligor, exceptions to covenants which apply to the Company shall apply to such Restricted Subsidiary and the assets of such Restricted Subsidiary shall be included in the calculation of the Borrowing Base on the same basis as are those of the Company and any amendments to this Agreement or the other Loan Documents shall reflect the foregoing)" after the words "consent of the Majority Banks," and the words "or any other Restricted Subsidiary which may be formed or acquired after the date of this Agreement that becomes a co-borrower or guarantor under this Agreement pursuant to an amendment to this Agreement and the other Loan Documents (including if necessary, execution of a guarantee) in form and substance satisfactory to the Administrative Agent to reflect such Restricted Subsidiary becoming a borrower hereunder (it being understood that upon becoming such an obligor, exceptions to covenants which apply to the Company shall apply to such Restricted Subsidiary and the assets of such Restricted Subsidiary shall be included in the calculation of the Borrowing Base on the same basis as are those of the Company and any amendments to this Agreement or the other Loan Documents shall reflect the foregoing)" at the end thereto.

     (b) Clause (i) of Section 8.04 of the Credit Agreement shall be amended by deleting the amount "$60,000,000" therein and inserting the amount "$75,000,000" in lieu thereof.

     (c) The following clauses (i) and (j) shall be inserted after clause (h) of
Section 8.04 of the Credit Agreement and clause (i) shall be re-lettered as clause (k):

          "(i) the Lima Acquisition;"

          "(j) acquisitions made solely with one or more equity issuances of, or capital contributions to, the Company (or the net cash proceeds therefrom) and existing cash of the Company (provided that after giving effect to any such acquisition, the Company and its Restricted Subsidiaries have not incurred any additional indebtedness, other than acquired indebtedness otherwise permitted under Section 8.05); provided that (a) the seller with respect to such acquisition has provided an indemnity (including with respect to costs and expenses) for substantially all liabilities with respect to environmental matters (including costs and expenses with respect to remediation), subject to reasonable minimum amounts acceptable to the Administrative Agent, covering all periods prior to the date of closing for any such acquisition and such seller has, in the good faith judgment of the Company, a credit worthiness to support such indemnity and which indemnity shall survive for a period of at least six years following the closing date of such acquisition, (b) an independent consultant, acceptable to the Agents, in their sole discretion, projects in writing that after giving effect to any debt service requirements applicable to any acquired indebtedness in respect of any such acquisition, the earnings before interest, tax, depreciation and amortization less capital expenditures required for maintenance purposes with respect to the assets being acquired shall be greater than zero for the two years immediately succeeding such acquisition and (c) after giving effect to any such acquisition, the aggregate amount of the Borrower's Cash, Cash Equivalents and Qualifying Investments is not less than $100,000,000; and".

          1.10 Amendment to Section 8.05.

     (a) Clause (g) of Section 8.05 of the Credit Agreement shall be deleted in its entirety and the following clause (g) shall be inserted in lieu thereof:

          "(g) Indebtedness incurred to refinance in whole or in part the 9-1/2% Notes, the Floating and Fixed Rate Notes and/or the 1998 Floating and Fixed Rate Notes and to pay any applicable premiums and expenses; provided, that the terms of such Indebtedness are no less favorable, in the aggregate (as determined by the Agents, in their sole discretion), to the Company or the Banks than are contained in the 9-1/2% Note Indenture and/or the applicable Floating and Fixed Rate Note Indenture and/or the applicable 1998 Floating and Fixed Rate Note Indenture".

     (b) Clause (h) of Section 8.05 of the Credit Agreement shall be amended by inserting after the words "Floating and Fixed Rate Note Indentures" therein the words "and the 1998 Floating and Fixed Rate Note Indentures".

     (c) The following clause (j) shall be inserted after clause (i) of Section
8.05 of the Credit Agreement and clause (j) shall be re-lettered as clause (k):

          "(j) Indebtedness of the Company, in an aggregate amount not to exceed $250,000,000 (in the form of floating and fixed rate notes or loans), incurred to finance the Lima Acquisition, the payment of related fees and expenses, which

     Indebtedness shall be on terms substantially similar to the terms of the Floating and Fixed Rate Notes; and".

     (d) Clause (k) of Section 8.05 of the Credit Agreement shall be amended by deleting the amount "$25,000,000" therein and inserting the amount "$75,000,000" in lieu thereof, by deleting the word "unsecured" in the proviso thereto and by inserting at the end thereof the words "and that at the time of incurrence of any Indebtedness pursuant to this clause (k), not more than $25,000,000 of all Indebtedness outstanding under this clause (k) matures concurrently with or before the maturity of the Obligations owing hereunder; and provided, further that Indebtedness incurred in accordance with this clause (k) may be secured if the liens securing such Indebtedness are permitted under Section 8.01(s) hereof".

          1.11 Amendment to Section 8.06. Section 8.06 of the Credit Agreement shall be amended by inserting the following proviso at the end thereof:
"provided, that this Section 8.06 shall not prohibit payments by the Borrower which have been approved by a majority of the board of directors of the Borrower, to the Fund Affiliates or any advisor thereof in connection with any underwriting or placement services or in respect of other investment banking activities, including without limitation, acquisitions or divestitures.

          1.12  Amendments to Section 8.11.

     (a) Clause (iii) and clause (b) of the first proviso in Section 8.11 of the Credit Agreement shall be amended by inserting after the words "Floating and Fixed Rate Notes" each place where such words appear therein, the words "or the 1998 Floating and Fixed Rate Notes".

     (b) Section 8.11 of the Credit Agreement shall be amended by deleting the words "which bear a fixed interest rate" from clause (c) of the first proviso thereof and by inserting the following clause (d) at the end of the first proviso thereof:

               "(d) in addition to clauses (b) and (c) above, prepay or redeem not more than 35% of the aggregate principal amount of the 1998 Floating and Fixed Rate Notes originally issued, with the proceeds received from the issuance of Capital Stock of the Company or Holdings in accordance with the terms of such Notes as in effect on the dates of their respective indentures or credit agreements".

          1.13 Amendments to Section 8.16. Clause (b) of Section 8.16 of the Credit Agreement shall be amended by deleting the last sentence thereof.

          1.14 Amendments to Section 8.18. Section 8.18 of the Credit Agreement shall be amended by inserting after the words "Floating and Fixed Rate Notes," therein the words "any of the 1998 Floating and Fixed Rate Notes," and inserting after the words "the Floating and Fixed Rate Note Indentures" therein the words "the 1998 Floating and Fixed Rate Note Indentures,".

          1.15 Amendments to Section 9.01.

     (a) Section 9.01(n) of the Credit Agreement shall be amended by inserting the words "(it being understood that the amendment pursuant to and in accordance with the Consent Solicitation Statement dated July 6, 1998 shall not be deemed to increase the obligations of Holdings or the Company or to be otherwise materially adverse to Holdings, the Company or the Banks" after the words "or the Banks" therein.

     (b) Section 9.01(o) of the Credit Agreement shall be amended by inserting the following proviso at the end thereof "provided that the incurrence of Indebtedness by Holdings to refinance in whole the Holdings Notes and to pay any applicable premiums and expenses, which indebtedness shall be on terms no less favorable, in the aggregate (as determined by the Agents in their sole discretion), to the Banks, Holdings or the Company than the terms of the Holdings Notes shall not be an Event of Default under clause (n) or (o) above".

          1.16 Amendment to Section 11.01. Section 11.01 shall be amended by inserting the words "Except as otherwise expressly provided," at the beginning of the first sentence thereof.

          1.17 Replacement of Schedule 1.01(a). Schedule 1.01(a) attached hereto shall be attached to the Credit Agreement as Schedule 1.01(a) (Commitments) to the Credit Agreement and shall replace the existing Schedule 1.01(a).

          1.18 Adjustments of Commitments. Each Bank's participation in letters of credit under the Credit Agreement shall be automatically adjusted such that their participation shall be in accordance with their pro rata commitments as reflected on Schedule 1.01(a) (as amended hereby) to the Credit Agreement.

          1.19 Payment of Investment Banking Fees. The Company is hereby permitted to pay investment banking fees to the Fund Affiliates and any advisor thereof in connection with the Lima Acquisition.

                                   Article II

                          EFFECTIVENESS OF AMENDMENTS

          This Amendment shall become effective on the opening of business in New York on the Business Day on which the Administrative Agent has notified the Company and the Banks that the Administrative Agent has executed a counterpart signature page of this Amendment, has received executed counterpart signature pages of this Amendment from the Company and the Majority Banks, and upon the satisfaction of the following conditions precedent and the prior receipt by the Administrative Agent of all of the following (and in the case of any agreements, documents, opinions and certificates, in sufficient copies for the Administrative Agent and each Bank) dated the Effective Date or such other date satisfactory to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

     (a) Amendment and Notes. This Amendment and Notes drawn to the order of each requesting Bank providing any portion of the increased available amounts under the Credit Agreement, executed by each party thereto;

     (b) Payment of Fees and Expenses. Evidence of payment by the Company of all accrued and unpaid Fees and Expenses to the extent then due and payable on the Effective Date and invoiced, together with any reasonable estimate of reasonable fees and expenses of outside counsel incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and such counsel); including, without limitation, any such costs, fees, commissions and expenses arising under or referenced in the Fee Letter;

     (c) Collateral. The Collateral Agent shall have received a first priority security interest (subject to exceptions similar to those in the Credit Agreement) in the assets (of the same type as the Collateral granted to the secured parties under, and pursuant to, the Collateral Documents executed in connection with the Credit Agreement) acquired by the Company in connection with the Acquisition;

     (d) Solvency Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that, after giving effect to the transactions contemplated by the Amendment, the Acquisition and the related debt financing (the "Debt Financing") thereof, the Company is Solvent;

     (e) Acquisition and Debt Financing. The Acquisition and the Debt Financing shall have been consummated and the terms thereof (including the purchase price and the documentation relating thereto) shall be substantially as set forth in the acquisition agreement and the offering memorandum previously delivered to the Agents (in each case, with such other changes as are acceptable to the Agents (such acceptance not be unreasonably withheld);

     (f) Amendments of Other Documentation. The obtaining of any amendments or waivers to any material debt or preferred stock of the Parent, the Company or any of their respective subsidiaries necessary to permit the Amendment, the Acquisition and the Debt Financing without violating the terms of such debt or preferred stock or resulting in a requirement that such debt or preferred stock be repurchased, redeemed, repaid, defeased or otherwise retired (collectively, "Repaid") or in any holder thereof being entitled to require that the issuer thereof cause such debt or preferred stock to be Repaid, including Parent's
10 7/8% Series B Senior Notes Due 2005 and 11 1/2% Senior Cumulative Exchangeable Preferred Stock on substantially the same terms as set forth in the Consent Solicitation Statement previously delivered to the Agents (with such other changes as are acceptable to the Agents, (such acceptance not to be unreasonably withheld).

     (g) Consents, Approval, Etc.. All necessary orders, permits, licenses, authorizations, approvals, consents and waivers by any Governmental Authority or other Person (including, without limitation, the consent of certain customers, if required, under any Material Contracts) in connection with this Amendment, the Acquisition or the Debt Financing other than approvals, permits and filings which are not material to the completion of the transactions or are not otherwise material to the Parent and its subsidiaries, taken as a whole or the Company and its subsidiaries, taken as a whole. Each of the aforementioned orders, permits, licenses, authorizations, approvals, consents and waivers by Governmental Authorities or other Persons shall be in full force and effect and shall be in form and substance satisfactory to the Agents;

     (h)  Legal Opinions.

               (i) an opinion of Simpson Thacher & Bartlett, counsel to the Company, addressed to the Administrative Agent and the Banks, in form and substance satisfactory to the Administrative Agent; and

               (ii) such other opinions of counsel covering matters, and in form and substance acceptable to the Agents;

     (i) No Material Adverse Change. Since December 31, 1997, in the opinion of the Agents, there shall not have occurred any material adverse change with respect to the condition (financial or otherwise), operations, assets, liabilities or prospects of Parent and its subsidiaries, taken as a whole and the Company and its subsidiaries, taken as a whole; and

     (j) Other Conditions and Documents. Such other customary approvals, opinions, documents or materials relating to corporate matters as the Agents may reasonably request.

          Notwithstanding the foregoing, Sections 1.01(b) of this Amendment shall not be effective until the opening of business in New York on the Business Day on which the Administrative Agent has notified the Company and the Banks that the Administrative Agent has received executed counterpart signature pages of this Amendment from each Bank and upon satisfaction of all other conditions set forth in this Section 2.


                                  Article III

                                 MISCELLANEOUS

          3.01 Reference to and Effect on the Credit Agreement and the Other Loan Documents.

     (a) This Amendment modifies the Credit Agreement to the extent set forth herein, is hereby incorporated by reference into the Credit Agreement and is made a part thereof. On and after the effective date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

     (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any Bank or any Issuing Bank under, the Credit Agreement or any of the other Loan Documents.

          3.02 Representations and Warranties; No Default or Event of Default. On the date of effectiveness of any of the amendments herein (after giving effect to the consummation of the transactions contemplated by this Amendment to have occurred on or prior to such date), the Company shall be deemed to have certified to the Banks that, after giving effect to the amendments contained herein that become effective on such date all of the representations and warranties contained in the Credit Agreement are true and correct on and as of the date thereof with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent (x) the representations and warranties set forth in Section
6.05 of the Credit Agreement relate to any litigation which has been specifically disclosed to the Banks and which has been added to Schedule 6.05 to the Credit Agreement with the written approval of the Majority Banks and (y) the representation and warranty set forth in Section 6.25 of the Credit Agreement relates to any event or condition which has been specifically disclosed to the Banks and which has been added to Schedule 6.25 to the Credit Agreement with the written approval of the Majority Banks).

          3.03  Headings.   Section and subsection headings in this Amendment
are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          3.04 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          3.05 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                 Schedule 1.01
                                 -------------

          Lender                                         Commitment
          Bankers Trust Company                         $162,500,000
          ABN Amro Bank N.V.                              22,500,000
          Bank of Scotland                                25,000,000
          BankBoston, N.A.                               102,500,000
          Comerica Bank                                   25,000,000
          Credit Lyonnais New York Branch                 25,000,000
          Den Norske Bank ASA                             22,500,000
          The First National Bank of Chicago              22,500,000
          The Fuji Bank, Limited                          15,000,000
          Green Tree Financial Servicing Corporation      25,000,000
          Hibernia National Bank                          22,500,000
          Mercantile Bank National Association            15,000,000
          Mitsubishi Trust & Banking Corp.                15,000,000
          The Sanwa Bank Limited                          15,000,000
          Standard Chartered Bank                         22,500,000
          Toronto-Dominion (Texas), Inc.                 115,000,000
          Union Bank California, N.A.                     25,000,000
          Wells Fargo Bank (Texas), Inc.                  22,500,000
                                                        ------------

                      Total                             $700,000,000
                                                        ============

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